Exhibit 13.3

906 CERTIFICATION

The certification set forth below is being submitted in connection with the amended annual report on Form 20-F/A for the year ended December 31, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ignacio Antoñanzas A., the Chief Executive Officer and Eduardo Escaffi J., the Chief Financial Officer of ENERSIS S.A., each certifies that, to the best of their knowledge:

1.              the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.              the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Enersis.

Date: February 25, 2013.

/s/ Ignacio Antoñanzas A.
Name: Ignacio Antoñanzas A.
Chief Executive Officer

/s/ Eduardo Escaffi J.
Name: Eduardo Escaffi J.
Chief Financial Officer